NEWS RELEASE
March 2, 2020

FOR IMMEDIATE RELEASE	CONTACT: Randall M. Chesler, CEO
(406) 751-4722
Ron J. Copher, CFO
(406) 751-7706

GLACIER BANCORP, INC. COMPLETES ACQUISITION OF
STATE BANK CORP. IN LAKE HAVASU CITY, ARIZONA

KALISPELL, MONTANA (GLOBE NEWSWIRE) - Glacier Bancorp, Inc. (“Glacier” or the “Company”) (NASDAQ: GBCI) today announced the completion of its acquisition of State Bank Corp. (“SBC”) (OTC Pink: SBAZ), the bank holding company for State Bank of Arizona, a community bank based in Lake Havasu City, Arizona. State Bank of Arizona is being merged into the Foothills division of Glacier Bank. State Bank of Arizona provides banking services to individuals and businesses in Arizona with ten banking offices located in Bullhead City, Cottonwood, Kingman, Lake Havasu City, Phoenix, Prescott Valley and Prescott. As of December 31, 2019, State Bank of Arizona had total assets of $677.6 million, total loans of $439.2 million and total deposits of $586.8 million.

About Glacier Bancorp, Inc.

Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank of Bozeman (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), North Cascades Bank (Chelan, WA), The Foothills Bank (Yuma, AZ), Valley Bank of Helena (Helena, MT), and Western Security Bank (Billings, MT).

Visit Glacier’s website at http://www.glacierbancorp.com.
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